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ENZON PHARMACEUTICALS, INC.
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Enzon Pharmaceuticals, Inc. issued the following press release on July 23, 2009.

Contact:	Craig Tooman EVP, Finance and Chief Financial Officer 908-541-8777

ENZON ENHANCES GOVERNANCE WITH THE ADDITION OF A NEW
NON-EXECUTIVE CHAIRMAN AND NEW INDEPENDENT DIRECTOR

BRIDGEWATER, NJ – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) announced that in an effort to enhance corporate governance, it has added a new position of non-executive Chairman of the Board.  The Company has also expanded the board with one new independent Director.

The Board of Directors has appointed Dr. Alexander J. Denner as non-executive Chairman of the Board, effective immediately.  Dr. Denner was recently elected as a Director at the Company’s annual meeting in May 2009.   Jeffrey H. Buchalter, who served as executive Chairman will continue to serve as a Director as well as President and Chief Executive Officer.  This change separates the role of CEO and Chairman and is in line with current governance best practices.

Also today, Harold J. Levy, senior executive of Iridian Asset Management LLC, has joined the Company’s Board of Directors.  Iridian is Enzon’s largest shareholder with beneficial ownership of approximately 18 percent.

“I look forward to Alex Denner’s and Harold Levy’s contributions in their new roles and appreciate their ongoing confidence in our strategy.  Enzon is well positioned today thanks to the efforts of our management team, employees and Board of Directors,” said Jeffrey Buchalter, Chief Executive Officer and President of Enzon.  “I remain committed to leading Enzon through the next steps of its development.”

“Enzon has demonstrated its commitment to good governance and constructive collaboration with shareholders,” said Dr. Denner. “The Board, whose members now represent more than 25% of the Company’s total ownership, supports Jeff as the chief executive officer of Enzon.  His leadership is an important part of realizing Enzon’s strategic plan and value potential.”

“Iridian believes strongly in Enzon,” said Mr. Levy.  “I look forward to serving on the Enzon Board.”

Dr. Denner further stated: “I would like to thank the DellaCamera Group for their suggestions about enhancing shareholder value at Enzon and look forward to continuing the communication with all shareholders.”

Further, the Company amended its shareholder rights plan to allow up to a 19% ownership threshold for any shareholder or group of shareholders, removing the previous distinction between schedule 13D and 13G filers.

Additional Information and Where to Find It
Enzon Pharmaceuticals, Inc. (“the Company”) and its directors, and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation (the “Consent Solicitation”) that DellaCamera Capital Management, LLC and certain affiliates have stated that they intend to conduct. The Company has filed a revised preliminary consent revocation statement (the “Consent Revocation Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the solicitation of the consent revocations in connection with the Consent Solicitation. Information regarding the names of the Company’s directors, and executive officers and their respective interests in the Company’s security holdings or otherwise is set forth in the Company’s proxy statement for the 2009 annual meeting of stockholders (the “2009 Annual Meeting”), which was filed with the SEC on April 13, 2009 and may be obtained free of charge from the SEC’s website at http://www.sec.gov and the Company’s website at http://www.enzon.com

On July 23, 2009, Harold J. Levy joined the Company’s Board of Directors. Mr. Levy owns 50,000 shares of the Company’s common stock and, through the Harold J. Levy Revocable Trust, 4.0% Convertible Senior Notes due 2013 convertible into 104,712 shares of the Company’s common stock. Mr. Levy is the Co-President, Co-Chief Executive and Co-Chief Investment Officer of Iridian Asset Management LLC (“Iridian”). Iridian and its affiliates beneficially own approximately 18% of the Company’s common stock. Mr. Levy has shared investment and dispositive power over the shares of the Company’s common stock held by Iridian. Mr. Levy disclaims beneficial ownership of such shares.

Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of consent revocation card to each stockholder entitled to deliver written consent in connection with the Consent Solicitation. STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the Consent Revocation from the SEC’s website at http://www.sec.gov, the Company’s website at http://www.enzon.com, or by contacting Craig Tooman of the Company, c/o Enzon Pharmaceuticals, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807.

About Enzon
Enzon Pharmaceuticals, Inc is a biopharmaceutical company dedicated to the development, manufacturing, commercialization of important medicines for patients with cancer and other life-threatening conditions. Enzon has a portfolio of four marketed products, Oncaspar®, DepoCyt®, Abelcet® and Adagen®. The Company's drug development programs utilize several cutting-edge approaches, including its industry-leading PEGylation technology platform used to create product candidates with benefits such as reduced dosing frequency and less toxicity. Enzon's PEGylation technology was used to develop two of its products, Oncaspar and Adagen, and has created a royalty revenue stream from licensing partnerships for other products developed using the technology. Enzon also engages in contract manufacturing for several pharmaceutical companies to broaden the Company's revenue base. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

Forward Looking Statements
There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should,” "potential," "anticipates," "plans" or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the timing, success and cost of clinical studies; the ability to obtain regulatory approval of products, market acceptance of, and continuing demand for, Enzon’s products and the impact of competitive products and pricing. A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the period ended December 31, 2008. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.